PROMISSORY NOTE

Borrower:	**Motorsport Games Inc.** **3350 SW 148th Avenue, Suite 207** **Miramar, FL 33027**	**Lender:**	**Citibank, N.A.** **6400 Las Colinas Blvd.** **Mail Stop CC1-30** **Irving, TX 75039**

Principal Amount: $3,000,000.00 **Date of Note: February 20, 2026**

PROMISE TO PAY. To repay Borrower's loan, Motorsport Games Inc. ("Borrower") promises to pay to Citibank, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million & 00/100 Dollars ($3,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance calculated from the date of the first advance until repayment of all advances.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

> **Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on February 20, 2027 (the "Maturity Date"). In addition, Borrower will pay all accrued unpaid interest due as of each Interest Payment Date. Unless otherwise agreed or required by applicable law, payments will be applied to the loan in the following order: (1) interest; (2) principal; and (3) charges, fees and penalties. Any accrued interest not paid when due will be added to principal and thereafter will accrue interest as principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.**

Unless otherwise agreed or required by applicable law, payments will be applied to the loan in the following order: (1) interest; (2) principal; and (3) charges, fees and penalties. **Any accrued interest not paid when due is added to principal and thereafter will accrue interest as principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.**

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the rate, determined by the Lender, equal to Adjusted Term SOFR. For the purposes of this Note, "Adjusted Term SOFR" means, for the purposes of any calculation, the rate per annum equal to (a) Term SOFR for an Interest Period of one month's duration plus 0.11448% (11.448 basis points) (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each Interest Period. **If Adjusted Term SOFR at any time is less than 0.75%, Adjusted Term SOFR shall at such times be deemed to be 0.75%** (the "Floor"). No Interest Period shall extend beyond the maturity date of this Note. For the purposes of this Note, "Interest Period" shall mean, for any Term SOFR Advance: (a) initially, the period commencing on the date an advance is made and ending one (1) month thereafter and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to any advance and ending one (1) month thereafter, provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Notwithstanding the foregoing, upon the occurrence of an Event of Default, including Borrower's failure to repay on the Maturity Date, at Lender's option, (i) no outstanding Term SOFR Advance will be continued as a Term SOFR Advance, and (ii) unless repaid as provided herein, each outstanding Term SOFR Advance shall be converted to a Prime Rate Advance at the end of the Interest Period therefor.

No Term SOFR Advance may be prepaid in whole or in part, whether voluntarily or involuntarily, prior to the last day of an Interest Period without the prior written consent of Lender. Borrower understands that Lender may make loans based on other rates as well. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index (the "Margin").

Notwithstanding the foregoing, if the Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, and a Benchmark Transition Event has not yet occurred, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also add a positive or negative margin (percentage added to or subtracted from the substitute index value) as part of the rate determination. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the Index that is unavailable or unreliable. Such amendment to the terms of this Note will become effective and bind the Borrower 10 Business Days after Lender gives written notice to the Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

BENCHMARK REPLACEMENT. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event, Lender may amend this Note to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Lender has notified Borrower. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Note Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Lender may modify the Interest Period used and definition for such rate for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed

on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Lender may modify the tenor used for such rate (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Lender will promptly notify Borrower of (1) the implementation of any Benchmark Replacement, (2) the effectiveness of any Benchmark Replacement Conforming Changes and (3) the removal or reinstatement of any Interest Period of a Benchmark pursuant to this paragraph entitled Benchmark Replacement. Any determination, decision or election that may be made by Lender pursuant to this paragraph entitled Benchmark Replacement, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Note, except, in each case, as expressly required pursuant to this paragraph entitled Benchmark Replacement.

The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Term SOFR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Term SOFR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Lender and its affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Term SOFR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain Adjusted Term SOFR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Notwithstanding anything to the contrary herein, Lender shall have the right to make additional technical, administrative or operational changes to this Note or any related document that Lender decides may be appropriate to reflect the use, administration, adoption and implementation of Term SOFR as a benchmark rate hereunder, to permit the administration thereof, and any amendments implementing such changes will become effective without further action or consent of Borrower.

DEFINITIONS. As used in this Note:

"Benchmark" means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

"Benchmark Replacement" means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Note.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note).

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event", the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all available tenors of such Benchmark (or such component thereof); or
(b) in the case of clause (c) of the definition of "Benchmark Transition Event", the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any

Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current available tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all available tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any available tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all available tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any available tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all available tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current available tenor of such Benchmark (or the published component used in the calculation thereof).

"Business Day" shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States Government Securities.

"Interest Payment Date" means (a) as to any Prime Rate Advance, (i) initially, the date which is one calendar month from the date of the initial borrowing of such Advance (provided, that if such one-month period ends on a date that is not a Business Day, the Interest Payment Date shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Payment Date into another calendar month, in which event such Interest Payment Date shall be the immediately preceding Business Day) and (ii) thereafter, each date which is the same calendar day of each month after that (provided, that if such one-month period ends on a date that is not a Business Day, the Interest Payment Date shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Payment Date into another calendar month, in which event such Interest Payment Date shall be on the immediately preceding Business Day), (b) as to any Term SOFR Advance, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and (c) in respect each advance described in clauses (a) and (b) hereof, the Maturity Date

"Minimum Interest Rate" means two hundred (200) basis points in excess of the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "MIR Determination Day") that is two (2) Business Days prior to the day of determination, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any MIR Determination Day the Term SOFR Reference Rate for the one month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one month tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such MIR Term SOFR Determination Day.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by Lender as its prime rate in effect at its principal office in New York City. Prime Rate is not necessarily the lowest rate charged by Lender on its loans. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, if on any day the Prime Rate is less than the Minimum Interest Rate, then on such day the Prime Rate shall be the Minimum Interest Rate.

"Prime Rate Advance" means an advance hereunder bearing interest based on Prime Rate.

"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR".

"Relevant Government Body" means the Federal Reserve Board of the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or any successor administrator of the Secured Overnight Financing Rate).

"Term SOFR" means, for any calculation, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

"Term SOFR Advance" means an Advance hereunder bearing interest based on Adjusted Term SOFR.

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

PREPAYMENT. Borrower may pay without fee all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citibank, N.A.; 6400 Las Colinas Blvd.; Mail Stop CC1-30; Irving, TX 75039.**

INDEMNITY. Borrower agrees to indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur, including without limitation, interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any advance hereunder, as a consequence of (a) default by Borrower in payment of the principal amount of or interest on any advance, (b) default by Borrower in making any prepayment of any advance after the undersigned gives notice in accordance with this Note, (c) the making of any payment of an advance on a day which is not the last day of the then applicable Interest Period with respect thereto, and/or (d) Borrower's cancellation or rescission of any requested loan advance to bear interest at the Term SOFR (or a Benchmark Replacement). When claiming indemnification under this paragraph, Lender shall provide to Borrower a statement explaining the amount of any such loss or expense which statement shall in the absence of manifest error be conclusive with respect to the undersigned. The indemnity obligations hereunder shall survive payment in full of the Note.

INTEREST AFTER DEFAULT - RELATED DOCUMENTS. Upon the failure by Borrower to repay all amounts due under this Note upon Lender's demand or observe or comply with any of the terms or conditions herein or in any Related Documents, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note by 3.00%. The interest rate will not exceed the maximum rate permitted by applicable law. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time. This section replaces and supersedes the section below entitled "Interest After Default," which shall be disregarded and have no force or effect.

LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged **4.000% of the unpaid portion of the regularly scheduled payment.**

INTEREST AFTER DEFAULT. If any Event of Default shall occur, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the interest rate on this Note to 3.00 percentage points above the index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

LENDER'S RIGHTS. If any Event of Default shall occur, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable.

ATTORNEYS' FEES; EXPENSES. Borrower agrees to pay all costs and expenses Lender incurs to collect this Note. This includes, subject to any

limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of New York County, State of New York. Nothing herein shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender and its subsidiaries and affiliates (whether checking, savings, or some other account and whether evidenced by a certificate of deposit). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested only in writing by Borrower or as provided in this paragraph. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

JURY WAIVER. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH TO THE EXTENT PERMITTED BY APPLICABLE LAW.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

UNUSED FEE. The Borrower agrees to pay to Citibank a fee on the average daily unused portion of the revolving line of credit at the rate of 10 basis points per annum, due and payable on the last business day of each fiscal quarter thereafter.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

BORROWER:

MOTORSPORT GAMES INC.

By: ______________________________
Stephen Hood, President and Chief Executive Officer of Motorsport Games Inc.

By: ______________________________
Stanley Beckley, Chief Financial Officer of Motorsport Games Inc.